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EXHIBIT A

                             JOINT FILING AGREEMENT
                             ----------------------

In accordance with Rule 13d-1(k)(l) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of the attached
Schedule 13G, and any and all amendments thereto, and expressly authorize AMVESCAP PLC, as the ultimate parent company of each of its undersigned subsidiaries, to file such Schedule 13G, and any and all amendments thereto, on behalf of each of them.


Dated: February 9, 2007               AMVESCAP PLC

                                       By: /s/ Lisa Brinkley
                                          ----------------------------
                                       Name:  Lisa Brinkley
                                       Title: Global Compliance Director


                                       INVESCO Asset Management Limited

                                       By: /s/ Nick Styman
                                          ----------------------------
                                       Name:  Nick Styman
                                       Title: Director of European Compliance